Exhibit 10.2

NON-EXCLUSIVE DISTRIBUTION AND PROFIT SHARING AGREEMENT

This Non-Exclusive Distribution and Profit Sharing Agreement (this “Agreement”) is made as of this 20th day of November, 2019 (the “Effective Date”) by and between CANNTAB THERAPEUTICS USA (FLORIDA), INC., a Florida corporation (to be incorporated), located at ____________ (“Company”), and EXACTUS, INC., a Nevada corporation, located at 80 NE 4th Ave, Delray Beach, FL 33483 (“Distributor”) with respect to the distribution of certain products offered for distribution by Company.

WHEREAS the Company has developed a proprietary process for the manufacturing of the Products as hereinafter set forth.

AND WHEREAS the Company has agreed to appoint the Distributor as a non-exclusive distributor of the Products in the Territories (as hereinafter defined);

AND WHEREAS the parties will also on the date hereof enter into a Supply Agreement whereby the Distributor will sell CBD Oil to the Company;

AND WHEREAS the Products are more particularly described in Exhibit A attached hereto; and

AND WHEREAS the Distributor has leased space (hereinafter called the “Joint Premises”) at the location described in Exhibit 2 attached hereto and shall sublease a portion of the Joint Premises to the Company.

1. Appointment.

A. (i)            Subject to this Agreement’s terms, Company hereby appoints Distributor, and Distributor accepts the appointment as a distributor, to market, promote, sell, and deliver the Products within the Territories (defined below) on a non-exclusive basis. Distributor acknowledges that the Company shall be authorized to sell Products directly within the Territories either under a private white labeling program or directly to customers of the Company, subject to Section 7 hereof.

(ii)           Distributors rights pursuant to this Agreement shall include all 50 states and all territories of the United States of America (each, a “Territory,” and collectively, the “Territories”). Provided that Distributor is in full compliance with this Agreement, the Company will not grant a third party the right to promote, sell or deliver the Products to customers within the Territories, except pursuant to Section 7 hereof.

(iv)           Distributor shall have the non-exclusive right to sell the Products online through Distributor’s company website. For the avoidance of doubt, although Distributor may sell the Products online in accordance with this subsection, Company also has the right to sell its Products online to customers located in the Territories provided such sales are effected pursuant to Section 7 hereof.

B. Distributor acknowledges and agrees that it has no right to distribute any products of Company other than the Products identified in Exhibit A. Company reserves all rights not expressly granted to Distributor in this Agreement, including, without limitation the right to sell private white label products in the Territories. Company’s sale to Distributor of any products other than the Products identified in Exhibit A and/or its sale of any products (including Products) to Distributor after the expiration or termination of this Agreement, regardless of the reason, (i) shall not constitute, be construed as, or give rise to any express or implied distribution agreement, course of conduct, or other relationship between Company and Distributor, (ii) shall not confer upon Distributor any rights of any nature whatsoever, including, without limitation, to purchase and/or sell or continue to purchase and/or sell any products, including Products, or use the trademarks, copyrights and patents associated with the Products or Company as set forth in Exhibit B (the “Intellectual Property”) other than with respect to products sold and delivered by Company to Distributor, and (iii) shall constitute a separate transaction for each shipment of products actually delivered by Company to Distributor. Company has the right as it deems best to withdraw and/or cease any such sales at any time.

2. Distributor’s Duties. Distributor shall perform its obligations in compliance with this Agreement and all required standards, procedures, and guidelines that Company may provide to Distributor from time to time during the term of this Agreement. Without limiting any of its other obligations under this Agreement, Distributor shall comply with the following:

A. Provide support and advice on promoting, selling or marketing existing Products and new product offerings of Company and distribute new and updated technical and sales literature to customers as provided by Company.

B. Use commercially reasonable efforts to promote, market and sell the products within the Territories

C. Permit Company and its representatives to inspect and audit Distributor’s operations relating to the Products.

D. Promote and sell Products only for approved applications and uses consistent with applicable law and Company’s requirements.

E. Provide monthly reporting to the Company in a form satisfactory to the Company in connection with reporting sales, collections and gross profits derived therefrom for purposes of paying the Company its share of profits in accordance with Section 7 (c) hereof.

F. Maintain in strict confidence all commercial information disclosed by Company to Distributor that Company marks or identifies as confidential (which obligation expressly survives expiration or termination of this Agreement).

G. Obtain on behalf of and for the benefit of the Company and the Distributor all licenses necessary in the Territories to carry on the manufacture and sale of the Products by the parties hereto.

H. Maintain all Products in appropriate condition and packaging and consistent with applicable law and the Company’s requirements.

3. Company’s Duties. During the term of this Agreement, Company agrees to:

A. Manufacture the Products with (i) the highest degree of quality, (ii) exercising best commercial practices; and (iii) in compliance with all state and federal laws. If requested by Distributor, the Company shall provide the Distributor with quality control manuals,

B. Provide the Products to Distributor at the Joint Premises in proper packaging to ensure the quality of the Product upon delivery to the Distributor.

C. Provide reasonable prior notice to Distributor regarding anticipated changes in Product availability, Product changes, price changes or any other matter that may affect the ability of the Distributor to adequately performs its services hereunder.

D. Provide literature and merchandising aids, including promotional materials to enable Distributor to distribute to potential customers.

E. Company shall make commercially reasonable efforts to restrict third parties with who Company conducts business from soliciting customers of the Distributor. In the event Company becomes aware of a third party with who Company conducts business that is soliciting or selling Products to customer of Distributor, Company agrees to take commercially reasonable measures to help prevent such solicitation and sales from continuing to take place.

F. Company shall make commercially reasonable efforts to ensure it is able to fulfill Distributor’s regular and forecasted order demand for Products in a reasonable and consistent manner. Should there be any interruptions of Product supply to Distributor, or reasonable basis to expect an interruption of Product Supply to Distributor, Company shall timely notify Distributor of the issue, and the management of both organizations will make reasonable efforts to coordinate a mutually agreeable action plan to remedy.

4. Product Prices. Product prices shall be as set forth in Company’s then-current price list, as amended by Company from time to time upon ninety (90) day written notice to Distributor. The current price list is attached as Exhibit 2. The Company and the Distributor will meet quarterly during the Term to establish pricing. The Company’s pricing shall include a 30% overhead charge on the Company’s direct manufacturing costs of labor and material.

5. Orders. All Product purchase orders shall be in writing and shall be subject to acceptance by Company, which will not be unreasonably withheld, delayed or conditioned. The Company will notify the Distributor in writing within 48 hours of receipt of Distributor’s purchase order specifying in detail the reason for not accepting the purchase order, otherwise the purchase order will be deemed accepted by the Company. In the event of a conflict between the terms included in a purchase order and the terms of this Agreement, the terms of this Agreement shall prevail. If there is a shortage in the available supply of any Products, as a result of which Company cannot fulfill all Distributor orders, Company may allocate the available supply of Products to the Distributor provided that the Distributor is provided with no less than 50% of the available supply.

6. Payment and Profit Sharing. The Company and the Distributor agree to profit sharing as set forth below in connection with sales of the Product by each party to third parties (“Profit Sharing”) as set forth below:

A. Profit Sharing in Connection with Distributor Sales. Distributor and the Company will share in the Gross Profits (as hereinafter defined) derived from the sales of the Distributor in connection with the Products on a 50/50 basis.

B. Profit Sharing in Connection with Company Sales. Distributor and the Company will share in the Gross Profits (as hereinafter defined) derived from the sales effected by the Company in connection with the Products on a 90/10 basis, whether such sales are to customers of the Company or arising from any private white labelling program of the Company to third parties.

C. Gross Profits Defined. For purposes of Section 7 A and B above, Gross Profits shall be defined as (1) the total gross receipts actually received by the Distributor or the Company on sales of the Products which are collected by the Distributor or the Company, as the case may be less (1) the price paid by the Distributor to the Company for the Products, (2) any sales taxes or surcharges (3) sales returns or mutually agreed upon sales allowances and (4) direct sales commissions. The Company and the Distributor will meet quarterly during the Term to establish direct compensation schedule.Currently and for the first quarter inside sales commissions are set to 5% for spot sales and 3% for long term contract sales. ..

D. Capital Costs. Notwithstanding anything to the contrary herein, there will be no Profit Sharing on Gross Profits until such time as the any capital costs incurred by the Distributor or the Company, as the case may be, are fully recouped for leasehold improvements incurred by the Distributor at Distributor’s location for the benefit of the Joint Venture or equipment acquisition incurred by the Company at the Distributor’s location related to the manufacture of the Products of the Company for the benefit of the Joint Venture.

7. Title and Risk of Loss. Title to the Products shall pass to Distributor upon Distributor’s receipt of the Products at the Joint Premises. All risk of loss in the Products shall pass to Distributor when the Products are provided to the Distributor at the Shares Premises. Company will not bear the risk of loss after the Products thereafter. However, if any Products are established, to Company’s satisfaction, to have been damaged when delivered to Distributor, Company will either make an appropriate adjustment in the original sales price of such Products or replace the damaged Products, at Company’s election. Distributor has ten (10) days after delivery of the Products to notify Company of any apparent damaged Products.

8. Independent Contractors. Nothing in this Agreement shall create or be deemed to create a partnership or joint venture or the relationship of principal and agent between the parties.

9. Warranty. The Company warrants that all Product delivered hereunder shall have a minimum shelf life of 12 months, conform in all material respects to the applicable specifications, shall be free from defects in design, materials and workmanship and in full compliance with all applicable laws. The Warranty contained in this Section 9 shall be in lieu of all other warranties whatsoever whether with respect to fitness for a particular purpose, merchantability or pursuant to any applicable sale of goods act in the United States.

10. Intellectual Property.

A. Distributor acknowledges Company’s rights and title to and interest in the Trademarks, whether or not registered, patents and patent applications (“Patents”), copyrights (“Copyrights”), and trade secrets and know-how (“Know-How”) that Company may have at any time created, adopted, and used in connection with the Products (collectively, the “Intellectual Property”). Distributor shall not do, or cause or permit to be done, any acts or things contesting or in any way impairing or tending to impair any portion of Company’s rights and title to and interest in the Intellectual Property. The Company hereby grants to Distributor, at all times during the Term, a license to use Intellectual Property on a non-exclusive, royalty free basis.

B. Distributor shall not use any trademark, brand name, logo, or other production designation or symbol in connection with Products other than Trademarks. Distributor acknowledges that it has no right or interest in Intellectual Property (except as expressly permitted under this Agreement) and that Distributor’s use of Intellectual Property inures solely to Company’s benefit. Distributor may use the Intellectual Property only in accordance with Company’s policies and instructions, which Company may modify from time to time as it deems best.

C. In all advertising, promotions, and other activities relating to the Products, Distributor shall clearly indicate Company’s ownership of the Intellectual Property.

D. Upon the expiration or termination of this Agreement, Distributor shall cease and desist from any further use of the Trademarks or any confusingly similar name, mark, logo, or symbol and any Intellectual Property.

11. Promotion. Distributor shall be solely responsible for marketing and promoting Products to customers within the Territories. During this Agreement’s term, Company shall take the action it deems appropriate to promote the overall national, regional, or other branding, imaging, and positioning of the Products.

12. Term, Successor Distributorships, and Termination.

A. Term. This Agreement’s term commences on the Effective Date and expires two (2) years from that date (the “Initial Term”).

B. Upon the expiration of the Initial Term, Distributor may obtain two (2) consecutive renewal terms to operate as a distributor of Company (each, a “Renewal Term”). Each of the Renewal Terms will be for two (2) years in duration, and the first Renewal Term shall commence immediately upon the expiration of the Initial Term.

C. Termination. Company or Distributor may terminate this Agreement only as follows:

(i) By Either Party Without Cause. Both Company and Distributor may terminate this Agreement at any time without cause by providing written notice to the other party at least sixty (60) days prior to the expiry of the Initial Term of any Renewal Term.

(ii) By Either Party with Cause. Either may terminate this Agreement at any time, effective upon delivery of written notice to other party, if:

a) A breach of this Agreement that is not cured within 30 days by the breaching party after written notice specifying the details of the breach by the non-breaching party.

b) The Company fails to maintain any licenses or permits required to operate its business, as mandated by law.

c) Distributor or any of its owners makes or attempts to make an unauthorized assignment of this Agreement, the distributorship, or there is a change of control of the ownership interest in Distributor.

d) Either party makes an assignment for the benefit of creditors or admits in writing its insolvency or inability to pay its debts generally as they become due; the party consents to the appointment of a receiver, trustee, or liquidator of all or the substantial part of its property; the business is attached, seized, subjected to a writ or distress warrant, or levied upon, unless the attachment, seizure, writ, warrant, or levy is vacated within thirty (30) days; or any order appointing a receiver, trustee, or liquidator of such party or its business is not vacated within thirty (30) days following the order’s entry. Either party takes the benefit of or becomes subject to any law now or hereafter, in force for bankrupt or insolvent debtors.

D. Upon expiration or sooner termination of this Agreement, all of Distributor’s rights and interests hereunder, including any limited right to display the Trademarks or brand of the Products, shall terminate and expire immediately and Company shall be free to enter into a new distribution agreement with another party, with no right to the Distributor to receive any compensation.

E. Notwithstanding the foregoing, termination, the Company shall continue to supply Products to Distributor following the termination or expiration of this Agreement in connection with any purchase orders submitted by Distributor to Company which have been accepted by and not yet been fulfilled by the Company, and Distributor acknowledges and agrees that such action does not constitute a waiver of Company’s rights under this Agreement or a reinstatement, renewal, or continuation of this Agreement’s term.

F. Following termination or expiration (without a renewal term) of this Agreement, Distributor shall immediately return to Company all samples, advertising material and documents related to the Products. Company shall also have the option, exercisable upon written notice to Distributor within thirty (30) days after the date of termination or expiration of this Agreement, to repurchase some or all (at Company’s option) of the Products then owned by Distributor. The purchase price of all inventory (in full, unopened case-loads) will be at the previously invoiced price (less any freight and insurance charges). All purchase prices are F.O.B. Company’s premises.

13. Exclusion of Damages.

A. COMPANY SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOODWILL, BUSINESS INTERRUPTION, LOSS OF BUSINESS OPPORTUNITY, OR ANY OTHER PECUNIARY LOSS) SUFFERED BY DISTRIBUTOR RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE USE OF OR INABILITY TO USE OR SELL THE PRODUCTS AND/OR FROM ANY OTHER CAUSE WHATSOEVER, EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

B. EACH AND EVERY PROVISION OF THIS AGREEMENT PROVIDING FOR A LIMITATION OF LIABILITY OR WARRANTIES, DISCLAIMER, OR EXCLUSION OF DAMAGES IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT FROM ANY OTHER PROVISION, SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES, AND SHALL BE SEPARATELY ENFORCED.

14. Representations and Warranties

. Each party represents and warrants to the other party that: (i) it has full power and authority to enter into this Agreement and to carry out its obligations hereunder, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and further subject to general principles of equity and public policy (ii) this Agreement constitutes a valid and binding obligation of each party hereto, enforceable against it in accordance with its terms; (iii) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement by which such party may be bound, or will not result in the breach of any obligation of confidentiality or nondisclosure by which such party may be bound; and (iv) it is in compliance with and will comply with all applicable laws with respect to its rights and obligations under this Agreement..

15. Indemnification.

A. Distributor agrees to indemnify, defend, and hold harmless Company, Company’s affiliates, and their respective owners, directors, officers, employees, agents, successors, and assignees (the “Company Indemnified Parties”) against, and to reimburse any one or more of the Company Indemnified Parties for, all third-party claims and any other obligations and damages directly or indirectly arising out of: (1) the activities of Distributor or any of Distributor’s owners, agents, personnel or employees; (2) the business Distributor conducts under this Agreement; (3) any action taken by Distributor or any of Distributor’s owners, agents, personnel or employees that: (i) violates a federal, state or local law or regulation; or (ii) violates a Company rule, policy or procedure; (4) third party products Distributor distributes in addition to the Products; or (5) Distributor’s breach of this Agreement, unless (and then only to the extent that) the claims, obligations, or damages are determined to have been caused by the Company Indemnified Party’s negligence or willful misconduct in a final, unappealable ruling issued by a court or arbitrator with competent jurisdiction.

B. The Company agrees to indemnify, defend, and hold harmless Distributor, Distributor’s affiliates, and their respective owners, directors, officers, employees, agents, successors, and assignees (the “Distributor Indemnified Parties”) against, and to reimburse any one or more of the Distributor Indemnified Parties for, all third-party claims and any other obligations and damages directly or indirectly arising out of: (1) the activities of the Company or any of Company’s owners, agents, personnel or employees; (2) the business Company conducts under this Agreement, including but not limited to its manufacturing practices; (3) any action taken by Company or any of Company’s owners, agents, personnel or employees that: (i) violates a federal, state or local law or regulation; or (ii) violates a Company rule, policy or procedure; (4) third party claims against Distributor in connection with the Products; or (5) Company’s breach of this Agreement, unless (and then only to the extent that) the claims, obligations, or damages are determined to have been caused by the Distributor Indemnified Party’s negligence or willful misconduct in a final, unappealable ruling issued by a court or arbitrator with competent jurisdiction.

C. For purposes of this indemnification, “claims” set forth in A or B above include all obligations, damages and actual costs that any Indemnified Party reasonably incurs in defending any claim against it, including, without limitation, reasonable accountants’, arbitrators’, attorneys’, and expert witness fees, costs of investigation and proof of facts, court costs, travel and living expenses, and other expenses of litigation, arbitration, or alternative dispute resolution, whether or not litigation, arbitration, or alternative dispute resolution is commenced. Each Indemnified Party may defend any claim against it at indemnitee’s expense and agree to settlements or take any other reasonable remedial, corrective, or other actions. This indemnity continues in full force and effect after and notwithstanding this Agreement’s expiration or termination.

16. Insurance. During this Agreement’s term and for three (3) years after it expires or is terminated, Distributor agrees to maintain insurance policies of the nature and amounts as are customary in the industry, which shall name Company as an additional insured for all claims arising from Distributor’s operation (providing for a waiver of subrogation rights against Company and not less than sixty (60) days written notice of any modification or termination of coverage). Distributor shall send Company, at least thirty (30) days before the end of coverage period, evidence of such insurance for the upcoming coverage period in a form satisfactory to Company.

17. Non-Disparagement. Each party agrees that it will not, and it will cause its affiliates, officers, and employees to not, disparage or defame the other party, or its affiliates, officers, employees or sales representatives in any respect or make any disparaging comments concerning the business relationship between the parties or the matters referred to in this Agreement.

18. Non-Solicitation. Upon termination or expiration (without the grant of a successor distributorship) of this Agreement, each party agrees that, for two (2) years beginning on the effective date of termination or expiration or, in the case of any particular person restricted by this paragraph, beginning on the date that restricted person begins to comply with this paragraph, whichever is later, neither such party nor any of its affiliates, officers, or employees, (collectively, the “Restricted Persons”), will recruit or hire any person then employed, or who was employed within the immediately preceding twelve (12) months, by the other party without obtaining the other party’s prior written permission. If any Restricted Person refuses voluntarily to comply with these obligations, the two (2) year period for such Restricted Person will begin with the entry of a court order enforcing this provision. The two (2) year period will be tolled, if applicable, for the period during which a Restricted Person is in breach of this paragraph and will resume when such Restricted Person begins or resumes compliance.

If any covenant under this Section is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but would be enforceable if modified, Company and Distributor agree that the covenant may be “blue penciled” and enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction whose law determines the covenant’s validity.

19. Assignment.

A. Distributor may not transfer this Agreement or its right to distribute the Products without Company’s prior written consent which will not be unreasonably withheld, delayed or conditioned. Any purported assignment or delegation by Distributor without Company’s written consent shall be void and of no effect.

20. No Agency. The relationship between Company and Distributor is that of vendor and vendee, and nothing in this Agreement shall be construed as constituting either party the employee, agent, franchisee, independent contractor, partner or co-venturer of the other party. Neither party shall have any authority to create or assume any obligation binding on the other party.

21. Governing Law. EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.) OR OTHER FEDERAL LAW, THIS AGREEMENT AND ALL CLAIMS ARISING FROM THE RELATIONSHIP BETWEEN COMPANY AND DISTRIBUTOR WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES, EXCEPT THAT ANY NEW YORK LAW REGULATING DISTRIBUTORSHIPS OR SIMILAR COMMERCIAL RELATIONSHIPS WILL NOT APPLY UNLESS ITS JURISDICTIONAL REQUIREMENTS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SECTION. THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS SHALL NOT BE APPLICABLE TO THIS AGREEMENT.

22. Consent to Jurisdiction. DISTRIBUTOR AGREES THAT ALL ACTIONS ARISING UNDER THIS AGREEMENT OR OTHERWISE AS A RESULT OF THE RELATIONSHIP BETWEEN COMPANY AND DISTRIBUTOR MUST BE COMMENCED IN THE STATE OR FEDERAL COURTS IN THE STATE OF FLORIDA IN PALM BEACH COUNTY, AND DISTRIBUTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THOSE COURTS AND WAIVES ANY OBJECTION IT MIGHT HAVE TO EITHER THE JURISDICTION OF OR VENUE IN THOSE COURTS.

23. Waiver Jury Trial. EACH PARTY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER PARTY.

24. Force Majeure. Company will not be liable for any delay or failure to perform or other loss due to unforeseen circumstances or causes beyond its control, including, without limitation, acts of God, strikes, material and/or transportation shortages, natural casualties and disasters, governmental regulations, import restrictions and prohibitive import taxes, war, terrorist acts, fire, flood, and civil unrest. Any delay resulting from these causes will extend Company’s performance accordingly or excuse Company’s performance, in whole or in part, as may be reasonable.

25. Waivers. No waiver of any provision hereof or of any terms or conditions established by Company will be effective unless in writing and signed by the party against which enforcement of the waiver is sought. Company will not waive or impair any right, power, or option this Agreement reserves (including, without limitation, its right to demand strict compliance with every term, condition, and covenant or to declare any breach to be a default and to terminate this Agreement before the term expires) because of any custom or practice varying from this Agreement’s terms or Company’s failure, refusal, or neglect to exercise any right under this Agreement or to insist upon Distributor’s compliance with this Agreement, including, without limitation, any Performance Standard.

26. Product Recall. If any governmental agency or authority issues a recall or takes similar action in connection with the Products, or if Company determines that an event, incident, or circumstance has occurred which may require a recall or market withdrawal, Company may advise Distributor of the circumstances by telephone, facsimile, or other means. Company shall have the right to control the arrangement of any Product recall, and Distributor shall cooperate in the event of a Product recall with respect to the reshipment, storage, or disposal of recalled Products, the preparation and maintenance of relevant records and reports, and notification to any recipients or end users.

27. Interpretation. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. No provision of this Agreement shall be construed against any party on the grounds that such party or its counsel drafted that provision.

28. Severability. If any provision of this Agreement is held invalid for any reason by a court, government agency, body, or tribunal, the remaining provisions will be unaffected thereby and shall remain in full force and effect.

29. Notices. All written notices, reports, and payments permitted or required to be delivered by this Agreement will be deemed delivered to the address set forth in the preamble of this Agreement. Either party may change its notice address and/or contact person by giving the other fifteen (15) days’ prior notice by any of the means specified in clauses (a) through (d) above.

30. Counterparts. This Agreement may be executed in multiple counterparts, which may be delivered by an exchange of original signature pages or of facsimiles, email attachments or other similar means of electronic transmission, all of which taken together will constitute one single Agreement between the parties hereto.

31. Confidentiality of Agreement Terms. Each party agrees to treat as confidential and proprietary, and shall not, except as permitted by the terms of this Agreement, at any time for any reason whatsoever disclose to any third party or make use of, or permit to be made use of, any information relating to the business affairs or finances, trade secrets, pricing, customer lists or other confidential information of the other (the "Confidential Information"); provided, however, that such obligation shall not apply to information of a party that:

(i) becomes generally known to the public, either before or after the date of its disclosure to the receiving party, through no fault or omission on the part of the receiving party;

(ii) is lawfully disclosed to the receiving party, either before or after the date of its disclosure to the receiving party, by an independent third party rightfully in possession of such Confidential Information;

(iii) is lawfully in the possession of the receiving party at the time of its disclosure, as evidenced by the prior written records of such receiving party;

(iv) is required to be disclosed by the receiving party pursuant to any applicable law or court of administrative order, provided the receiving party provides the other party with advance notice of such disclosure and an opportunity for the other party to seek a protective order or such other appropriate remedy prior to such disclosure; or

(v) is making a disclosure as is required by the applicable rules of any stock exchange or applicable securities laws.

(a) All Confidential Information disclosed under this Agreement shall remain confidential for a period of five (5) years following the termination of this Agreement and in the case of trade secrets for such period of time as permitted by applicable law.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Non-Exclusive Distribution and Profit Sharing Agreement as of the date first above written.

COMPANY: CANNTAB THERAPEUTICS USA (FLORIDA), INC., a Florida corporation By: /s/ Jeff Renwick Name: Jeff Renwick Title: CEO	DISTRIBUTOR: EXACTUS, INC., a Nevada corporation By: /s/ Emiliano Aloi Name: Emiliano Aloi Title: CEO

EXHIBIT A

NON-EXCLUSIVE DISTRIBUTION AGREEMENT

PRODUCT LIST AND PERFORMANCE STANDARDS

The following products are encompassed within the defined term “Products” used in the Distribution Agreement:

Product List:

For purposes of this Exhibit A, “Invoiced Sales” means the gross invoiced price for the Products sold to Distributor by Company and does not include Distributor’s initial order of Products (as required under Section 6 of the Distribution Agreement), any freight charges and taxes; provided that Invoiced Sales shall be reduced by any applicable discounts, rebates, returns, credits, and other similar allowances. For purposes of the definition of “Invoiced Sales,” in order for a Product to be considered “sold,” Distributor must have paid Company the gross invoice price in full.

A-1

EXHIBIT B

NON-EXCLUSIVE DISTRIBUTION AGREEMENT

INTELLECTUAL PROPERTY

B-1

EXHIBIT C
NON-EXCLUSIVE DISTRIBUTION AGREEMENT

CURRENT PRICE LIST

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C-1